SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 22, 2004

                           Horizon Financial Corp.
                           -----------------------
           (Exact name of registrant as specified in its charter)


Washington                           0-27062                    91-1695422
---------------------------        -----------             -------------------
State or other jurisdiction        Commission              (I.R.S. Employer
of incorporation                   File Number             Identification No.)


1500 Cornwall Avenue, Bellingham, Washington                        98225
--------------------------------------------                      --------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number (including area code)  (360) 733-3050


                                Not Applicable
------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     99.1 Press Release of Horizon Financial Corp. dated April 22, 2004.

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On April 22, 2004, Horizon Financial Corp. issued its earnings release for the fourth quarter and year ended March 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HORIZON FINANCIAL CORP.


                                          /s/V. Lawrence Evans
DATE: April 22, 2004                  By: -------------------------
                                          V. Lawrence Evans
                                          President and Chief Executive
                                          Officer

                                 Exhibit 99.1

           Press Release of Horizon Financial Corp. dated April 22, 2004

                             CONTACTS:       V. Lawrence Evans, Chairman & CEO
                                             Dennis Joines, President & COO
                                             Rich Jacobson, Executive VP & CFO
                                             360.733.3050


             HORIZON FINANCIAL POSTS RECORD PROFITS IN FISCAL 2004; PERFORMANCE RATIOS IMPROVE FOR FOURTH QUARTER AND YEAR

BELLINGHAM, WA - April 22, 2004 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that commercial loan production doubled in both the fourth quarter and full fiscal year 2004, contributing to record profits in both periods. Earnings per diluted share increased 11% in the fourth quarter to $0.31, from $0.28 a year ago, as net income grew to $3.3 million, compared to $3.1 million in the quarter last year. Earnings per diluted share rose 7% to $1.20 in fiscal 2004, from $1.12 last year, and net income totaled $12.9 million, compared to $12.1 million in 2003.

Horizon's profitability ratios showed improvement for both the year and fourth quarter. Return on average assets (ROA) was 1.55% in fiscal 2004, compared to 1.52% the previous year. Return on average equity improved to 11.9% in the year, from 11.7% in 2003. In the fourth quarter, ROA was 1.57% and ROE was 12.2%, compared to 1.50% and 11.5%, respectively, last year.

Management will host a conference call today, April 22nd, at 1:30 pm PST (4:30
EST) to discuss fiscal 2004 and fourth quarter results. Current and potential investors should dial (303) 262-2130 to access the live call. A replay, which will be archived for three weeks, can be heard by calling (303) 590-3000 using passcode 574686#.

"The fourth quarter was a fitting end to an excellent year," stated V. Lawrence Evans, Chairman and CEO. "In fiscal 2004, we continued to focus on growing our commercial loan portfolio and shifting the deposit mix to lower our cost of funds, and our success is evident in the results. Commercial loan production more than doubled, demand deposits grew by 14% while CDs declined by 4%, our net interest margin improved and we posted record profits."

Horizon's net interest margin expanded to 4.42% in 2004, compared to 4.26% last year. In the fourth quarter, net interest margin improved to 4.49%, compared to 4.37% in the previous quarter, and 4.37% a year ago.

"We are building a more profitable community commercial bank," added Dennis Joines, President and COO. "In the last 13 months, we have opened three commercial banking centers, a full-service branch, and a real estate loan center. In the next 18 months, we are planning to open two more Snohomish County branches to increase convenience for our existing customers and give us access to new customers. While residential mortgage activity has slowed somewhat, we are successfully focusing on more profitable commercial relationships."

"We have set some long-term goals that reflect our commitment to increasing profitability and building shareholder value," Evans added. "In 2004, we met most of our objectives, including an ROA above 1.25%, an efficiency ratio below 50%, and strong credit quality characterized by non-performing loans less that 0.50% of total loans. Going forward, we will also strive to grow earnings per share at least 8% per year and generate an ROE in excess of 15%. We will continue to grow our commercial banking operation in effort to meet these goals."

Total loan originations increased 28% in fiscal 2004 to $709 million, compared to $555 million the previous year. Commercial and commercial real estate originations more than doubled to $435 million, representing 61% of total production. Consumer loan originations grew 51% to $40 million, while mortgage loan production declined by 26% to $234 million.

In the quarter ended March 31, 2004, total loan production increased 13% to $169 million, compared to $149 million in the fourth quarter a year ago. Commercial and commercial real estate loan originations grew 111% to $128 million, or 76% of total production. Consumer loan originations increased 48% to $8.5 million, and mortgage loan production decreased 61% to $31.8 million. As a result, commercial and commercial real estate loans have grown to 63% of the portfolio, from 57% at the end of fiscal 2003. Single-family residential loans now represent 33% of total loans, down from 38% a year ago. Consumer loans increased in dollars, but remain 5% of the portfolio.

Credit quality improved and Horizon remains well reserved. Non-performing loans (NPLs) declined to $339,000 at year-end, representing 0.05% of net loans. Total non-performing assets (NPAs) were $402,000 at March 31, 2004, or 0.05% of total assets. A year ago, NPLs were 0.10% of net loans and NPAs were 0.20% of assets. The reserve for loan losses was $10.1 million at year-end 2004, representing 1.54% of net loans.

                                   (more)

HRZB-Record 2004 Results
April 22, 2004
Page Two

Gross loans increased 13% in the year to $668 million, compared to $591 million at the end of March 2003. Total assets grew 5% to $859 million, from $820 million a year ago. Total deposits increased 4% to $670 million, compared to $647 million at the end of fiscal 2003.

"We remain focused on building core deposits to fund our loan growth," Evans said. "In fiscal 2005, we will continue to work to lower our cost of funds and further improve our net interest margin." In 2004, demand deposits increased by $36.8 million to $295 million, or 44% of deposits, compared to 40% of deposits a year ago. Certificates of deposit decreased by $13.3 million to $375 million, or 56% of total deposits at March 31, 2004.

Net interest income grew 7% in fiscal 2004 to $33.5 million, compared to $31.2 million a year ago. Interest income decreased 3% despite the increased loan portfolio, due to the lower interest rate environment. Lower rates combined with the shift in the deposit mix led to a 20% decline in interest expense in the year. Non-interest income increased 14% to $7.9 million, from $6.9 million in 2003, primarily due to an increase in fee-based services. Non-interest expense was up 17% for the year to $20.2 million, compared to $17.3 million last year, due to the bank's ongoing expansion.

Total revenue (net interest income before the provision for loan losses plus non-interest income) grew 8% in the year to $41.3 million, compared to $38.2 million in fiscal 2003. In the fourth quarter, revenues increased 4% to $10.6 million, from $10.1 million a year ago.

"Non-interest income was basically flat in the fourth quarter, despite a slowdown in mortgage re-finance activity," Evans said. "We sold some investment securities to mitigate our risk should interest rates rise, and those sales offset the lower gain on sale of loans."

Net interest income grew 5% in the fourth quarter to $8.6 million, compared to $8.2 million last year. Non-interest income decreased slightly to $2.0 million, while non-interest expense increased 9% to $4.9 million, compared to $4.5 million in the final quarter of 2003.

"Operating expenses increased as we have added new loan officers and support staff to grow our franchise," Joines said. "As a result, our efficiency ratio increased slightly in the quarter and the year, but was below 50% for both periods." Horizon's efficiency ratio was 48.9% in fiscal 2004 and 46.7% in the fourth quarter, compared to 45.4% and 44.7%, respectively, a year ago.

Last month, Horizon's Board of Directors approved a new stock repurchase plan that runs concurrent with the 2005 fiscal year, allowing the company to repurchase up to 10% of total shares outstanding, or approximately 1.04 million shares. In fiscal 2004, under the previous plans, Horizon repurchased 314,240 shares at an average price of $17.353. At March 31, 2004, book value was $10.50 per share, compared to $10.07 a year earlier, and tangible book value was $10.42, up from $9.96 a year ago.

Horizon Financial Corp. is an $859 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and two real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to meet long-term performance goals, successfully target new commercial business and expand existing relationships, the adequacy of reserves, the expansion strategy, the ability to manage expenses and the efficiency ratio, expanding or maintaining the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                    (more)

HRZB-Record 2004 Results
April 22, 2004
Page Three

CONSOLIDATED STATEMENTS OF INCOME

                         Quarter Ended                Year Ended
                           March 31,                   March 31,
                        2004      2003    Change    2004       2003    Change
------------------------------------------------------------------------------

Interest income:
 Interest on loans      $11,097     $11,047          $43,842     $44,627
 Interest and
  dividends on
  investment and
  mtge backed
  securities              1,199       1,488            5,137       6,071
                        -------     -------          -------     -------
   Total interest
    income               12,296      12,535   -2%     48,979      50,698  -3%

Interest expense:
 Interest on deposits     3,080       3,848           13,224      17,673
 Interest on borrowings     598         511            2,285       1,788
                        -------     -------          -------     -------
   Total interest
    expense               3,678       4,359   -16%    15,509      19,461  20%
                        -------     -------          -------     -------
   Net interest income    8,618       8,176     5%    33,470      31,237   7%
  Provision for loan
   losses                   670       1,040   -36%     1,915       2,740 -30%
                        -------     -------          -------     -------
   Net interest income
    after provision for
    loan losses           7,948       7,136    11%    31,555      28,497  11%

Non-interest income:
 Service fees               712         643            2,860       2,263
 Net gain/(loss) on
  sales of loans -
  servicing released        179         844            2,199       2,685
 Net gain/(loss) on
  sales of loans -
  servicing retained        100           1              195         100
 Net gain/(loss) on
  sales of investment
  securities                454           -              689          62
 Other                      506         480            1,938       1,829
                        -------     -------          -------     -------
   Total non-interest
    income                1,951       1,968     -1%    7,881       6,939  14%

Non-interest expense:
 Compensation and
  employee benefits       2,808       2,442           11,521       9,359
 Building occupancy         674         569            2,641       2,336
 Other expenses           1,152       1,251            4,734       4,055
 Data processing            163          93              558         838
 Advertising                137         181              784         758
                        -------     -------          -------     -------
   Total non-interest
    expense               4,934       4,536      9%   20,238      17,346  17%

Income before provision
 for income taxes         4,965       4,568      9%   19,198      18,090   6%
Provision for income
 taxes                    1,663       1,504     11%    6,332       5,950   6%
                        -------     -------          -------     -------
Net Income              $ 3,302     $ 3,064      8%  $12,866     $12,140   6%
                        =======     =======          =======     =======
Earnings per share :
 Basic earnings per
  share                 $  0.32     $  0.29          $  1.23     $  1.14
 Diluted earnings per
  share                 $  0.31     $  0.28          $  1.20     $  1.12

Weighted average shares
outstanding:
 Basic               10,419,463  10,610,038       10,480,785  10,674,506
 Common stock
  equivalents           187,577     214,303          205,260     190,463
                     ----------  ----------       ----------  ----------
 Diluted             10,607,040  10,824,341       10,686,045  10,864,969
                     ==========  ==========       ==========  ==========
                                      (more)

HRZB-Record 2004 Results
April 22, 2004
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                 March 31,    March 31,   March 31,   One Year
                                   2004          2003       2002      Change
------------------------------------------------------------------------------
Assets:
 Cash and due from banks        $ 18,432      $ 15,084    $ 14,187      22%
 Interest-bearing deposits        20,767        59,929      69,775     -65%
 Investment securities - AFS      85,184        74,561      46,374      14%
 Investment securities - HTM         369           369         369       0%
 Mortgage-backed securities -
  AFS                             27,760        37,921      29,988     -27%
 Mortgage-backed securities -
  HTM                              1,544         2,793       4,410     -45%
 Federal Home Loan Bank stock      7,015         6,639       6,243       6%
 Gross loans receivable          668,348       590,775     574,191      13%
 Reserve for loan losses         (10,122)       (8,506)     (5,888)     19%
                                --------      --------    --------
 Net loans receivable            658,226       582,269     568,303      13%
 Loans held for sale               1,334         2,838       3,296     -53%
 Accrued interest and divi-
  dends receivable                 4,032         4,621       4,496     -13%
 Property and equipment, net      17,194        15,934      15,195       8%
 Net deferred income tax
  receivables                        831             -           -     n/a
 Real estate owned                    63         1,072         289     -94%
 Other assets                     16,125        15,842       9,138       2%
                                --------      --------    --------
   Total assets                 $858,876      $819,872    $772,063       5%
                                ========      ========    ========
Liabilities:
 Deposits                       $670,259      $646,722    $628,782       4%
 Other borrowed funds             67,469        53,763      29,121      25%
 Accounts payable and
  other liabilities                8,302         8,048       7,955       3%
 Advances by borrowers for
  taxes and insurance                417           987       1,439     -58%
 Deferred compensation             1,747         1,671       1,581       5%
 Net deferred income tax
  liabilities                          -         1,531       2,071     n/a
 Federal income tax payable        1,375           906         514      52%
                                --------      --------    --------
   Total liabilities            $749,569      $713,628    $671,463       5%

Stockholders' equity:
 Serial preferred stock, $1.00
  par value; 10,000,000 shares
  authorized, none issued or
  outstanding
Common stock, $1.00 par value;
  30,000,000 shares authorized;
  10,405,331, 10,550,113, and
  8,607,117 shares issued and
  outstanding                     10,405        10,550       8,607      -1%
 Paid-in capital                  56,894        57,353      60,428      -1%
 Retained earnings                36,926        32,528      27,701      14%
 Accumulated other compre-
  hensive income                   5,226         6,029       4,152     -13%
 Debt related to ESOP               (144)         (216)       (288)    -33%
                                --------      --------    --------
  Total stockholders' equity     109,307       106,244     100,600       3%
                                --------      --------    --------
  Total liabilities and
   stockholders' equity         $858,876      $819,872    $772,063       5%
                                ========      ========    ========
Intangible assets:
 Goodwill                       $    545      $    545    $    574       0%
 Mortgage servicing asset            313           616       1,019     -49%
                                --------      --------    --------
 Total Intangible assets        $    858      $  1,161    $  1,593     -26%
                                ========      ========    ========

                                      (more)

HRZB-Record 2004 Results
April 22, 2004
Page Five

CONSOLIDATED FINANCIAL RATIOS
-----------------------------              Quarter               Year
                                        Ended March 31,     Ended March 31,
                                         2004     2003      2004     2003
                                         ----     ----      ----     ----

Return on average assets                 1.57%    1.50%     1.55%    1.52%
Return on average equity                12.16%   11.53%    11.94%   11.69%
Efficiency ratio                        46.69%   44.72%    48.94%   45.44%
Net interest spread                      4.33%    4.12%     4.24%    4.01%
Net interest margin                      4.49%    4.37%     4.42%    4.26%
Equity-to-assets ratio                  12.73%   12.96%
Equity-to-deposits ratio                16.31%   16.43%
Book value per share                   $10.50   $10.07
Tangible book value per share          $10.42   $ 9.96

ALLOWANCE FOR LOAN LOSSES
-------------------------                    Year
                                        Ended March 31,
                                         2004     2003
                                         ----     ----

Balance at beginning of period        $ 8,506  $ 5,887
Provision for loan losses               1,915    2,740
Charge offs (net of recoveries)          (299)    (121)
                                      -------  -------
Balance at end of period              $10,122  $ 8,506

NON-PERFORMING ASSETS
---------------------                      Quarter
                                        Ended March 31,
                                         2004     2003
                                         ----     ----

Accruing loans - 90 days past due     $   339  $   591
Non-accrual loans                           -        1
Restructured loans                          -        -
                                      -------  -------
Total non-performing loans            $   339  $   592
Total non-performing loans/net loans     0.05%    0.10%
REO                                        63    1,072
                                      -------  -------
Total non-performing assets           $   402  $ 1,664
Total non-performing assets/total
 assets                                  0.05%    0.20%


DEPOSITS
                        March 31, 2004        March 31, 2003         March 31, 2002
--------------------------------------------------------------------------------------
Demand Deposits
 Savings                  $ 40,527      6%       $ 38,455      6%      $ 35,263     6%
 Checking                   78,697     12%         66,169     10%        52,336     8%
 Checking - non interest    44,774      7%         28,052      4%        22,915     4%
 Money Market              131,310     20%        125,805     20%       121,666    19%
                          ------------------------------------------------------------
Subtotal                   295,308     44%        258,481     40%       232,180    37%

CD's
 Under $100,000            245,608     37%        258,623     40%       272,740    43%
  >= $100,000              129,343     19%        129,618     20%       123,862    20%
                          ------------------------------------------------------------
Total CD's                 374,951     56%        388,241     60%       396,602    63%
                          ------------------------------------------------------------
Total                     $670,259    100%       $646,722    100%      $628,782   100%
                          ============================================================


                                         (more)

HRZB-Record 2004 Results
April 22, 2004
Page Six
                                           Quarter               Year
                                        Ended March 31,     Ended March 31,
AVERAGES BALANCES                     2004       2003       2004      2003
--------------------------------------------------------------------------

Loans                               $637,816   $586,799   $613,474   $575,189
Investments                          129,679    161,181    144,612    158,428
                                    --------   --------   --------   --------
  Total interest-earning assets      767,495    747,980    758,086    733,617

Deposits                             647,021    638,851    641,691    633,796
Borrowings                            61,717     46,261     56,318     38,276
                                    --------   --------   --------   --------
  Total interest-bearing liabilites  708,738    685,112    698,009    672,072

Average assets                      $839,429   $815,847   $827,753   $797,943
Average stockholders' equity        $108,657   $106,300   $107,801   $103,853

                                           Quarter               Year
                                        Ended March 31,     Ended March 31,
WEIGHTED AVERAGE INTEREST RATES       2004       2003       2004      2003
--------------------------------------------------------------------------
 Yield on loans                       6.96%      7.53%      7.15%     7.76%
 Yield on investments                 3.71%      3.74%      3.55%     3.83%
                                  ---------  ---------  ---------  --------
 Yield on interest-earning assets     6.41%      6.70%      6.46%     6.91%
 Cost of deposits                     1.91%      2.44%      2.06%     2.79%
 Cost of borrowings                   3.89%      4.42%      4.06%     4.67%
                                  ---------  ---------  ---------  --------
   Cost of interest-bearing
    liabilities                       2.08%      2.58%      2.22%     2.90%

LOANS
                                    March 31,     March 31,     March 31,
                                      2004          2003          2002
-------------------------------------------------------------------------
1-4 Mortgage
 1-4 Family                        $286,127      $350,488      $493,098
 1-4 Family construction             14,165        28,035        29,958
 Participations sold                (74,279)     (137,173)     (228,874)
                                   --------      --------      --------
Subtotal                            226,013       241,350       294,182

Comm construction/land dev           36,304        66,112        55,747
Residential commercial RE            53,344        56,930        28,604
Non residential commercial RE       257,322       182,158       169,697
Commercial loans                     78,752        54,132        37,844
Home equity secured                  26,292        22,729        18,873
Other consumer loans                  6,330         6,887         5,263
                                   --------      --------      --------
Subtotal                            458,344       388,948       316,028
                                   --------      --------      --------
Subtotal                            684,357       630,298       610,210
Less:
 Deferred fees                       (4,046)       (4,845)       (5,613)
 Loan loss reserve                  (10,122)       (8,506)       (5,888)
 Loans in process                   (11,963)      (34,678)      (30,406)
                                   --------      --------      --------
Total Loans receivable             $658,226      $582,269      $568,303
                                   ========      ========      ========

Net residential loans              $214,637  33% $221,722  38% $274,908  48%
Net commercial loans               $ 77,141  12% $ 53,082   9% $ 37,249   7%
Net commercial RE loans            $334,449  51% $278,403  48% $232,392  41%
Net consumer loans                 $ 31,999   5% $ 29,062   5% $ 23,754   4%
                                   -----------------------------------------
                                   $658,226 100% $582,269 100% $568,303 100%
                                   =========================================